UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle

Brooklyn Heights, OH 44131

(Address of Principal Executive Offices) (Zip Code)

(216) 676-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2021 (the “Effective Date”), GrafTech International Ltd. (the “Company”) entered into a second amendment (the “Second Amendment”) to its Credit Agreement (defined below) among the Company, GrafTech Finance Inc. a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“GrafTech Finance”), Graftech Luxembourg II s.a.r.l., a Luxembourg société à responsabilité limitée and an indirect wholly-owned subsidiary of the Company (“Luxembourg Holdco”), Graftech Switzwerland SA, a Swiss corporation and an indirect, wholly-owned subsidiary of the Company, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, as “Administrative Agent”), and the lenders party thereto. The Second Amendment amends the Credit Agreement, dated as of February 12, 2018 (as amended by the First Amendment dated as of June 15, 2018, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Exisiting Credit Agreement” and together with the Second Amendment, the “Credit Agreement”), among the Company, GrafTech Finance, Luxembourg Holdco, Swissco, the lenders and issuing banks from time to time party thereto, and JPMorgan, as administrative agent and collateral agent. The Second Amendment amended the Credit Agreement to, among other things, (a) decrease the Applicable Rate (as defined in the Credit Agreement) with respect to any Initial Term Loan (as defined in the Credit Agreement) by 0.50% for each pricing level, (b) decrease the interest rate floor for all Initial Term Loans to 0.50%, (c) add certain technical provisions with respect to the impact of European Union bail-in banking legislation on liabilities of certain non-U.S. financial institutions, and (d) add certain technical provisions in connection with future replacement of the LIBO Rate (as defined in the Credit Agreement). As a result of the Second Amendment and the combined effect of the reduction in the interest rate margin and the reduction in the interest rate floor, the interest rate on the Initial Term Loan has been reduced by 1.0% per year.

In connection with the Second Amendment, on February 12, 2021, GrafTech Finance repaid approximately $150 million aggregate principal amount of its Initial Term Loans with cash on hand.

The foregoing description of the Credit Agreement as amended by the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Second Amendment, dated as of February 17, 2021, by and among the Company, GrafTech Finance, Luxembourg Holdco, Swissco, JPMorgan, as Administrative Agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: February 19, 2021	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Chief Financial Officer, Vice President Finance and Treasurer